                                                                    EXHIBIT 12.1

                            AVALON PROPERTIES, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                          YEARS ENDED DECEMBER 31,
                      ----------------------------------------------------------------------------------------------------
                                                                   1993
                                                          -----------------------
                         1996        1995        1994     11/18-12/31  1/1-11/17      1992          1991          1990
                      ----------- ----------- ----------- ----------- -----------  -----------  ------------  ------------
Net income (loss)
 before
 extraordinary items
 and gain on sale of
 communities........  $46,157,000 $32,095,000 $28,016,000 $2,783,000  $(5,774,000) $(6,798,000) $(12,439,000) $(13,732,000)
Add:
  Portion of rents
   representative of
   the interest
   factor...........      150,083     117,248      67,593      8,048       62,812       40,418        51,270        69,795
  Interest on
   indebtedness.....    9,545,000  11,056,000   5,687,000    632,000   24,557,000   23,092,000    22,958,000    19,533,000
  Amortization of
   deferred
   financing costs..    1,842,000   1,869,000   1,090,593    120,340      704,289      896,291     2,257,676     1,013,216
                      ----------- ----------- ----------- ----------  -----------  -----------  ------------  ------------
  Adjusted net
   income...........  $57,694,083 $45,137,248 $34,861,186 $3,543,388  $19,550,101  $17,230,709  $ 12,827,946  $  6,884,011
                      =========== =========== =========== ==========  ===========  ===========  ============  ============
Fixed Charges:
  Interest on
   indebtedness.....  $ 9,545,000 $11,056,000 $ 5,687,000 $  632,000  $24,557,000  $23,092,000  $ 22,958,000  $ 19,533,000
  Capitalized
   interest.........   12,883,000   6,004,502   2,831,000    317,000    1,585,000    2,600,000     2,023,000     3,877,000
  Amortization of
   deferred
   financing costs..    1,842,000   1,869,000   1,090,593    120,340      704,289      896,291     2,257,676     1,013,216
  Portion of rents
   representative of
   the interest
   factor...........      150,083     117,248      67,593      8,048       62,812       40,418        51,270        69,795
                      =========== =========== =========== ==========  ===========  ===========  ============  ============
    Total fixed
     charges........  $24,420,083 $19,046,750 $ 9,676,186 $1,077,388  $26,909,101  $26,628,709  $ 27,289,946  $ 24,493,011
                      =========== =========== =========== ==========  ===========  ===========  ============  ============
Ratio of earnings to
 fixed charges......         2.36        2.37        3.60       3.29         0.73         0.65          0.47          0.28

                            AVALON PROPERTIES, INC.

          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

                                                          YEARS ENDED DECEMBER 31,
                      ----------------------------------------------------------------------------------------------------
                                                                   1993
                                                          -----------------------
                         1996        1995        1994     11/18-12/31  1/1-11/17      1992          1991          1990
                      ----------- ----------- ----------- ----------- -----------  -----------  ------------  ------------
Net income (loss)
 before
 extraordinary items
 and gain on sale of
 communities........  $46,157,000 $32,095,000 $28,016,000 $2,783,000  $(5,774,000) $(6,798,000) $(12,439,000) $(13,732,000)
Add:
  Portion of rents
   representative of
   the interest
   factor...........      150,083     117,248      73,953      8,048       62,812       63,574       108,023       198,385
  Interest on
   indebtedness.....    9,545,000  11,056,000   5,687,000    632,000   24,557,000   23,092,000    22,958,000    19,533,000
  Amortization of
   deferred
   financing costs..    1,842,000   1,869,000   1,090,593    120,340      704,289      896,291     2,257,676     1,013,216
  Preferred stock
   dividends........   10,422,000         --          --         --           --           --            --            --
                      ----------- ----------- ----------- ----------  -----------  -----------  ------------  ------------
  Adjusted net
   income...........  $68,116,083 $45,137,248 $34,867,546 $3,543,388  $19,550,101  $17,253,865  $ 12,884,699  $  7,012,601
                      =========== =========== =========== ==========  ===========  ===========  ============  ============
Fixed Charges:
  Interest on
   indebtedness.....  $ 9,545,000 $11,056,000 $ 5,687,000 $  632,000  $24,557,000  $23,092,000  $ 22,958,000  $ 19,533,000
  Capitalized
   interest.........   12,883,000   6,004,502   2,831,000    317,000    1,585,000    2,600,000     2,023,000     3,877,000
  Amortization of
   deferred
   financing costs..    1,842,000   1,869,000   1,090,593    120,340      704,289      896,291     2,257,676     1,013,216
  Portion of rents
   representative of
   the interest
   factor...........      150,083     117,248      73,953      8,048       62,812       63,574       108,023       198,385
  Preferred stock
   dividends........   10,422,000         --          --         --           --           --            --            --
                      ----------- ----------- ----------- ----------  -----------  -----------  ------------  ------------
    Total combined
     fixed charges..  $34,842,083 $19,046,750 $ 9,682,546 $1,077,388  $26,909,101  $26,651,865  $ 27,346,699  $ 24,621,601
                      =========== =========== =========== ==========  ===========  ===========  ============  ============
Ratio of earnings to
 combined fixed
 charges............         1.95        2.37        3.60       3.29         0.73         0.65          0.47          0.28